Priceline.com Plans Convertible Debt
                               and Stock Offerings

      STAMFORD, Conn., July 19, 1999 . . . Priceline.com (Nasdaq: PCLN) today announced that it intends to file a registration statement later this week covering the sale of $250 million of convertible subordinated notes and six million shares of common stock. The common stock offering will be comprised of
2.0 million shares of common stock to be issued by the Company and 4.0 million shares to be sold by certain selling shareholders. The Company said it intends to use the proceeds of the offerings to invest in further growth of priceline.com's multiple product offerings.

The Company and its underwriters in the IPO have agreed to release up to 1.1 million option shares held by priceline.com employees from the current 180-day post-IPO limitation on exercise, which otherwise would expire on September 26, 1999. Priceline.com employees holding options that were vested as of June 1, 1999 will be permitted to sell a portion of their option shares during a period commencing Tuesday July 20 and ending the following Friday July 30.

Any employee choosing to exercise and sell options earlier than the 180-day post-IPO release date will be required to agree to enter into a "lock-up" agreement in the same form as that signed by selling shareholders in the secondary offering, which will prohibit additional option exercises or stock sales prior to 180 days from the completion of the secondary offering. The Company's Chairman, Vice Chairman, President and Chief Financial Officer have all indicated that they will not exercise any options in this early option release program.

This announcement does not constitute an offering of securities of the Company. The offering will be made only by means of a prospectus.

About priceline.com

Priceline.com is the patented Internet pricing system that enables consumers to achieve significant savings by using their personal brand flexibility as a way to get goods and services at well below publicly advertised prices. Priceline.com takes consumers' price requests and then presents them to participating sellers, who can fill as much of that guaranteed demand as they wish at price points determined by the buyers.

                                     (more)

Priceline.com's "virtual" business model allows for rapid scaling using the Internet. Because the Company electronically collects consumer demand, it can fill this demand directly with sellers or by using proprietary databases. Priceline.com does not maintain or warehouse inventories in any of its product lines.

Priceline.com is currently selling multiple services to its customers across three distinct product categories: a travel service that offers leisure airline tickets and hotel rooms, a personal finance service that offers home mortgages, refinancing and home equity loans, and an automotive service that offers new cars on a test basis in the New York metro area.

                                       ###

For investor relations information, contact:
Raya Papp  203-705-3048  (investorrelations@priceline.com)

For press information, contact:
Brian Ek  203-705-3026  (brian.ek@priceline.com)
Mike Darcy  203-705-3331  (mike.darcy@priceline.com)

This press release may contain forward-looking statements which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including, without limitation, "may," "will," "believes," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential," and "forecast," reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies and other factors described in the Company's filing with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.